Exhibit 10.5

FIRST NATIONAL BANK OF OTTAWA

&

FIRST OTTAWA BANCSHARES, INC.

JOINT POLICY ON DIRECTOR COMPENSATION

It is the policy of First National Bank of Ottawa and First Ottawa Bancshares, Inc. to attract and retain the highest quality individuals to serve as directors.  Those individuals will be required to devote their time, skills, business development efforts, and judgement to serving the long-term needs of our shareholders.  We recognize that those directors be compensated for each of those components.  Accordingly, we adopt the following schedule of compensation for directors.

ANNUAL RETAINER – Bank	$6,000.00
ANNUAL RETAINER – Holding Company	None
ANNUAL MEETING OF SHAREHOLDERS – Bank	None
ANNUAL MEETING OF SHAREHOLDERS – Holding Company	$500.00
ANNUAL ORGANIZATIONAL MEETING – Holding Company	$500.00
MONTHLY COMMITTEE MEETINGS	None
MONTHLY BOARD MEETINGS (includes 1 excused absence/year)	$500.00
SPECIAL BOARD MEETINGS	None

Payment schedule will be semi-annual.

Annual retainer will be paid right after annual meeting when directors are elected.

The directors may also be awarded stock options under First Ottawa Bancshares, Inc. 2002 Stock Incentive Plan.

The directors shall also be eligible for each of the benefits and privilege as may be available to them by Board resolution duly adopted.